Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp One Manhattan West
New York, NY 10001 TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com March 27, 2026 Jackson Financial Inc. 1 Corporate Way Lansing, Michigan 48951 517-381-5500

FIRM/AFFILIATE
OFFICES

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BOSTON

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WASHINGTON, D.C.

WILMINGTON

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BEIJING

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Re:	Jackson Financial Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Jackson Financial Inc., a Delaware corporation (the “Company”), in connection with the resale by the selling securityholder identified on Schedule 1 hereto (the “Selling Securityholder”) of up to 4,715,554 shares (the “Shares”) of the Company's common stock, par value $0.01 per share (“Common Stock”), issued pursuant to the Investment Agreement, dated January 5, 2026, (the “Investment Agreement”), by and among the Company, Jackson Brooke LLC, TPG Inc. and TPG Operating Group II, L.P., as amended by that certain Joinder to the Investment Agreement, dated March 13, 2026, (the “Joinder”), by TPG Jackson Holdings, L.P.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	the registration statement on Form S-3ASR File No. 333-284340 of the Company relating to common stock and other securities of the Company filed on January 17, 2025 with the Securities and Exchange Commission (the “Commission”) under the Securities Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)	the prospectus, dated January 17, 2025 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

Jackson Financial Inc.

March 27, 2026

(c)	the prospectus supplement, dated March 27, 2026 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)	an executed copy of the Investment Agreement;

(e)	an executed copy of the Joinder;

(f)	an executed copy of a certificate of Andrea Goodrich, Senior Vice President, Corporate Law and Corporate Secretary, dated the date hereof (the “Secretary’s Certificate”);

(g)	a copy of the Company’s Fourth Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of March 27, 2026, and certified pursuant to the Secretary’s Certificate as being in effect on the date of the resolutions referred to below and as of the date hereof (the “Certificate of Incorporation”);

(h)	a copy of the Company’s Amended and Restated Bylaws, and certified pursuant to the Secretary’s Certificate as being in effect on the date of the resolutions referred to below and as of the date hereof (the “Bylaws”); and

(i)	a copy of certain resolutions of the Board of Directors of the Company, adopted on January 2, 2026, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Securityholder and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Securityholder and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinion set forth below, we have assumed that (i) the Company received the consideration for the Shares set forth in the Investment Agreement and the Joinder and the applicable board resolutions and (ii) the issuance of the Shares has been registered in the Company’s share registry.

Jackson Financial Inc.

March 27, 2026

As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Securityholder and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the Certificate of Incorporation and the factual representations and warranties set forth in the Investment Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

As used herein, “Organizational Documents” means the Certificate of Incorporation and the Bylaws.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

In addition, in rendering the foregoing opinion we have assumed that:

(a)            the Company’s issuance of the Shares did not (i) except to the extent expressly stated in the opinions contained herein, violate any statute to which the Company or such issuance is subject, or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments); and

(b)            the Company’s authorized capital stock was at the time of issuance of the Shares as set forth in the Certificate of Incorporation and is as set forth in the Certificate of Incorporation and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations.

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

Selling Securityholder	Maximum Number of Securities to be Offered
TPG Jackson Holdings, L.P.	4,715,554 shares of Common Stock